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                                                                    Exhibit 10.3

      Separation Agreement dated as of January 26, 2001 between Registrant and Irene Math

January 26, 2001



Ms. Irene Math
[Address]

         Re:   Separation Arrangement

Dear Irene:

This letter confirms our recent conversations concerning your relinquishing your duties as Senior Vice President of EarthWeb Inc., and sets forth the agreement that has been reached between EarthWeb Inc., including its subsidiaries, divisions, affiliates, predecessors, successors and assigns and its past and present officers, directors, stockholders, counsel, employees, agents, administrators, representatives, insurers or fiduciaries in their individual and/or representative capacities (collectively referred to as the "Company") and you regarding your separation from the Company, effective as of January 26, 2001 (the "Separation Date").

         1. (a) Effective on the Separation Date, your employment with the Company and your Employment Agreement, dated November 4, 1996, as amended by the letter agreement, effective as of June 15, 1999 (collectively, the "Employment Agreement") are terminated.

                (b) For the period from the Separation Date through December 31, 2001, you will make yourself available to the Company and its designated representatives for consultation with respect to the past business and affairs of the Company by telephone, e-mail or in person at such times as the Company may reasonably request and as do not unreasonably interfere with your other business activities or commitments, and the Company shall pay your reasonable out-of-pocket expenses incurred in connection therewith after receipt of written documentation with respect thereto. The Company will, for the period commencing on the Separation Date and ending on the 180th day after the Separation Date, arrange (i) to forward to an email address designated by you any emails addressed to you that arrive through the Company's servers and (ii) to set up a voicemail account accessible by you at your current telephone number at the Company.

                (c) Promptly after execution hereof, you will return all equipment, materials and records of the Company which are then in your possession and repay any advances from the Company that may be then outstanding. Any expenses for which you are entitled to be reimbursed under the Company's expense reimbursement policy will be reimbursed in accordance with the Company's standard policies and procedures.
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         2. Provided that you abide by the terms of this Agreement and in consideration for the covenants and agreements herein contained, the Company will:

                (a) on February 12, 2001, pay in cash to you (or to such account as you may direct in writing to the Company): (i) $212,760.41 (equal to 12 months of your base salary of $215,000 per year less $2,239.59); and (ii) $37,625 (equal to 17.5% of your base salary), less in each case all applicable withholding deductions; and you hereby acknowledge that, also in consideration for the foregoing, the Company paid you $109,739.59 (equal to 6 months of your base salary of $215,000 per year plus $2,239.59) on January 12, 2001 (with respect to all but the $2,239.59, which was paid to you on January 31, 2001) and you are in receipt of the same.

                (b) provide you with dental, vision, health and life insurance through December 31, 2001 in accordance with the benefits provided to senior executives as of the Separation Date; from and after the Separation Date, you shall not be entitled to participate in the Company's Employee Stock Purchase Plan or 401K plan; and

                (c) transfer ownership of your Company laptop computer to you.

         3. As of the Separation Date, all options that would vest through March 31, 2002 under the Award Agreements (as hereinafter defined) shall immediately vest and any options that would vest after March 31, 2002 shall be cancelled. All options granted pursuant to your performance stock option award dated April 17, 2000 shall be fully vested. As used herein, "Award Agreements" means (i) your Incentive Stock Option Agreement dated February 18, 1997; (ii) your Incentive Stock Option Agreement dated September 30, 1997; (iii) your Incentive Stock Option Agreement dated January 30, 1998; (iv) your Nonqualified Stock Option Award Agreement dated February 22, 1999; (v) your Performance Stock Option Award Agreement dated June 15, 1999 and notice relating thereto; (vi) your Nonqualified Stock Option Award Agreement dated June 15, 1999 and notice relating thereto ; and (vii) your Performance Stock Option Award Agreement dated April 17, 2000. These Award Agreements are set forth on Schedule A hereto, which sets forth the numbers and amounts vested and the period of exercise. Except as otherwise provided in this agreement, all rights and obligations under the Award Agreements shall be governed by their respective terms. You may exercise any vested options at any time in accordance with the terms and conditions of the Award Agreements. All vested options (including options that vest pursuant to this paragraph 3) shall continue to be exercisable through the stated term of each such option.

         4. You agree not to sell more than 15,000 shares in any one day; provided, however, that the foregoing limitation shall not apply to any transfer or deemed transfer by you of your shares in connection with any extraordinary transaction by the Company in which substantially all the shares of common stock of the Company are exchanged for securities of another entity and/or cash.

         5. As a key senior executive of the Company, you have been intimately involved in the management of the business of the Company and in planning and implementing its business strategies. In the course of your long employment with the Company, you have developed special skills, knowledge and abilities in the Internet field which are of a
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uniquely personal nature. You have also acquired detailed knowledge of the internal operations of the Company and its business and possess highly confidential information concerning both the U.S. and non-U.S. business activities of the Company. In addition, you have been afforded the opportunity to develop special relationships of confidence and trust with the customers, suppliers, consultants, employees, officers and directors of the Company.

                (a) The parties acknowledge and agree that the Company would be unfairly and irreparably damaged if you were to take any of such skills, knowledge, information or relationships, which you have acquired and developed during the course of your employment with the Company, and use them to the detriment of the Company, and therefore the provisions of this paragraph 5(a) are reasonable, appropriate and necessary for the protection of the Company's properties, investments, business relationships, economic advantages and good will. Accordingly, you hereby agree that:

                           (i) Through the first anniversary of the Separation
Date, you will not, without the Company's prior written consent, directly or indirectly hold an ownership interest in, provide financing for, control, manage or operate, or participate in the ownership, control, management or operation of, or render services in the capacity of any employee, freelancer, consultant, agent or a similar capacity to or for the benefit of any business, publication, product or service that is competitive with (1) any business, product or service of the Company or (2) any business, product or service which the Company has a bona fide plan to launch within the next 12 months, which plan or intention you have actual knowledge of before engaging in any of the above activities. Notwithstanding anything to the contrary contained herein, you shall not be deemed to have breached the provisions hereof solely by reason of your ownership of an equity interest of less than one-half of one percent (0.5%) in the securities of a publicly traded competitive business or an interest in a mutual or other investment fund which owns an interest in a competitive business, provided that you have no influence or control over such fund's investment decisions.

                           (ii) Through the first anniversary of the Separation
Date, you will not, without the Company's prior written consent, on your own behalf or on behalf of any other person or entity, (1) solicit the service of or employ any employee of the Company for your own benefit or the benefit of any person or entity other than the Company; (2) induce or help to induce any such employee to leave employment with the Company for any reason; or (3) employ or cause any other person or entity to employ any former employee of the Company whose voluntary resignation from the Company occurred less than six months prior to such employment by you or such other person or entity.

                           (iii) Through the first anniversary of the Separation
Date, you will not, without the Company's prior written consent, (1) induce or attempt to induce any customer, supplier or contractor of the Company to terminate or materially diminish any agreement or arrangement with the Company; or (2) induce or attempt to induce any customer, supplier or contractor, or any potential customer, supplier or contractor of the Company not to enter into any agreement or arrangement with the Company.
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                           (iv) You will not at any time, disclose, communicate
or divulge, or use for your benefit or the benefit of any third party, any of the trade secrets or other confidential or proprietary information and materials of the Company, including, solely by way of illustration but not of limitation, its business strategies, business plans, budgets, pricing, financial data, confidential reports, personnel records, credit and financial data concerning its suppliers or its present and prospective customers, data about competitors, new product-development initiatives, customer research and new product or service ideas. Once your employment has terminated, you will not retain copies of any confidential information or materials of the Company in any form, whether print, electronic or otherwise.

                           (v) Neither party to this Agreement will willfully
make any oral or written statement which reflects adversely upon the character, honesty, credit, efficiency or business practices of the other party to this Agreement (including, with respect to the Company, any of its former or current stockholders, directors, officers or employees in their capacities as such).

                           (vi) You will, if requested by the Company from time
to time, provide information, testimony and assistance in connection with the prosecution of any rights or claims by the Company and the defense of any claims against the Company arising out of matters of which you acquired knowledge while an employee of the Company. You agree to make yourself available for such purpose at such times as the Company may reasonably request and as do not unreasonably interfere with your other business activities or commitments, and the Company shall pay your reasonable out-of-pocket expenses incurred in connection therewith after receipt of written documentation with respect thereto.

                           (vii) You will keep this letter strictly confidential
and, except as may be required by law, you agree not to disclose it or any of its terms or conditions to any person other than your legal counsel and financial advisors and immediate family to whom disclosure is necessary to effectuate the purposes of your consulting with such advisors, provided that they are informed of the confidentiality agreement herein and agree to be bound by it; provided further, that the obligation in this sentence shall expire upon any filing of this Agreement by the Company with the Securities and Exchange Commission. For purposes of the restrictions in this agreement that relate to non-competition and non-solicitation, you may provide a summary description or excepts of those provisions of the agreement to a prospective employer, provided it is informed of the confidentiality agreement herein and agrees to be bound by it. In the event that any court or agency of competent jurisdiction shall require this Agreement to be filed with it, you and the Company shall request that the Agreement be filed and maintained under seal.

         6. You hereby fully release and discharge the Company and its successors and assigns from any and all claims, liabilities, obligations, damages, losses, costs and expenses, known and unknown, suspected or unsuspected, which you have, have had or may hereafter have arising out of your employment with the Company, the termination thereof or your compensation in connection therewith (other than obligations created by, acknowledged in or arising from this agreement), and you hereby waive any and all rights to assert against the Company and its successors and assigns, any such claims, including,
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without limitation, claims of discrimination (whether based on race, religion, national origin, sex, sexual orientation, age, marital status, veteran status, handicap, physical or mental disability, or any other cause), wrongful discharge, emotional distress, defamation, breach of contract, breach of covenant of good faith and fair dealing, claims for wages, bonuses, vacation or sick pay or other benefits, and violation of any local, state or federal law or regulation. You specifically waive any and all rights and claims arising under the federal Age Discrimination in Employment Act of 1967 (although such waiver does not apply to rights or claims that may arise after the date this Agreement is executed).

         7. You acknowledge and agree that, except as expressly provided herein, you will be entitled to no further employment with the Company, and, except for the foregoing, you are not entitled to and will not receive any additional compensation, payments or benefits of any kind from the Company (other than any payments or benefits you receive through any benefit plan of the Company during the term such plan remains in force for you pursuant to this Agreement), and that no representations or promises to the contrary have been made to you.

         8. This letter sets forth our entire agreement with respect to the subject matter thereof and supersedes all prior written or oral agreements between you and any representative of the Company on that subject, other than the Award Agreements. No provision of this agreement may be modified or waived except in a writing signed by both parties. If any provision of this agreement is prohibited or invalid under any law, such provision shall be ineffective to the extent of any prohibition or invalidity, without invalidating the remainder of such provision or the other provisions of this agreement. This agreement will bind and benefit both parties and their respective heirs, executors, administrators, successors and assigns. This agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its rules regarding choice or conflicts of laws.

         9. You acknowledge that you have read and understand this agreement; that you have signed it voluntarily and without coercion; and that the waivers you have made in this agreement have been made with full appreciation that you will be foreclosed from pursuing the rights so waived. The parties hereto agree that, in connection with any lawsuit involving the parties hereto, if you assert any claims or rights so waived, the party which does not prevail in such lawsuit will pay all costs incurred in connection with such claim by the prevailing party (which in the case of the Company being the prevailing party shall include the costs of both the Company and its employees), including reasonable attorneys' fees and disbursements, in such lawsuit.

         10. The Company agrees to pay your reasonable legal fees and expenses in an amount not to exceed $5,000 upon receipt of an invoice with respect thereto.

         Irene, if the above accurately reflects our agreement on this matter, please sign the attached duplicate of this letter in the space provided below and return it to me.

         Sincerely,

         EARTHWEB INC.
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         By:  /s/ Brian Campbell
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              Brian Campbell
               Vice President

         AGREED AND ACCEPTED:


         /s/ Irene Math
         --------------
         Irene Math